UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 7, 2008
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-33169 (Commission File Number)	41-1967918 (IRS Employer Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     As previously reported, in October 2007, NewSight Corporation (“NewSight”) issued a Secured Promissory Note to our company (the “Note”), which was to mature on the first to occur of (1) successful completion of NewSight’s financing efforts, or (2) December 31, 2007. NewSight has advised us that it is in the process of raising capital, and has requested that the maturity date of the Note be extended.
     On January 7, 2008, we entered into a letter agreement with NewSight (the “Letter Agreement”), pursuant to which the Note will mature on the first to occur of (1) successful completion of NewSight’s financing efforts, or (2) March 31, 2008, provided that NewSight pays us the amount due under the Letter Agreement. Under the Letter Agreement, we agreed to credit NewSight customer deposits aggregating $277,488 against the amount payable under the Note, retroactive to its date of issuance. As a result of this credit, the current principal balance of the Note is $2,339,979. The Letter Agreement also provides that the amount due under the Note will be due and payable immediately upon the occurrence of one or more of the following events: (1) termination of NewSight’s relationship with its banker; (2) NewSight’s breach of or default under any agreement by and between New Sight and our company, including the Letter Agreement; or (3) NewSight’s completion of a financing transaction which yields gross proceeds of at least $5,000,000, excluding any financing solely from Prentice Capital Management, L.P. or its affiliates. The Letter Agreement specifies that no additional credit shall be extended to NewSight by us pursuant to the Note.
     Pursuant to the terms of the Letter Agreement, NewSight and our company terminated (1) the physician office agreement pursuant to which our company had been selected to develop the “NewSight On Health” physicians network consisting of approximately 2,000 physician offices throughout the U.S., (2) the Pyramid mall agreement pursuant to which our company was to develop NewSight’s Pyramid Mall network consisting of approximately 13 large upscale malls, and (3) the 3-D software development agreement pursuant to which our company had been engaged to enhance NewSight’s software development initiatives for its 3-D media technology. NewSight agreed to pay us $175,000, representing the amount due to us under the 3-D software development agreement. NewSight agreed to pay $75,000 on or before January 9, 2008, and the remaining $100,000 was added to the principal balance of the Note.
     The Letter Agreement, which appears as Exhibit 10 to this report, is incorporated by reference in response to this Item 1.01. A copy of the press release announcing our entry into this letter agreement is filed as Exhibit 99 to this report and is incorporated by reference into this Item 1.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) See “Exhibit Index.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2008	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10	Letter Agreement by and between Wireless Ronin Technologies, Inc. and NewSight Corporation, dated January 7, 2008.

99	Press Release, dated January 8, 2008.